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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-74692 of The Men's Wearhouse, Inc. on Form S-8 of our report dated June 15, 2004, appearing in this Annual Report on Form 11-K/A of The Men's Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP

Houston, Texas
July 14, 2004